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                                                                    EXHIBIT 99.1

                            STILLWATER MINING COMPANY
                           1998 EQUITY INCENTIVE PLAN
                         (AS AMENDED THROUGH MARCH 2000)

         Section 1. Purposes. The purposes of this Stillwater Mining Company 1998 Equity Incentive Plan, as may be amended from time to time (the "Plan"), are to promote the interests of Stillwater Mining Company and its stockholders by (i) attracting and retaining personnel, including executive and other key employees, consultants, and directors of the Company and its Affiliates, as defined below; (ii) motivating such employees by means of performance-related incentives to achieve longer-range performance goals, and (iii) enabling such employees, consultants and directors to participate in the long-term growth and financial success of the Company.

         Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

         "Affiliate" shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

         "Alternative Award" shall mean an Award granted in tandem with, either at the same or a later time as, another Award having substantially similar economic characteristics, the exercise of which would result in the cancellation of such other Award.

         "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, or Other Stock-Based Award.

         "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

         "Board" shall mean the Board of Directors of the Company.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Committee" shall mean (i) the Board, or (ii) a committee of the Board designated by the Board to administer the Plan and composed of not less than the minimum number of Persons from time to time required by Rule 16b-3, each of whom, to the extent necessary to comply with 16b-3 only, is a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3)(i).

         "Company" shall mean Stillwater Mining Company, together with any successor thereto.

         "Consultant" shall mean any Person who is engaged by the Company or any Affiliate to render consulting or advisory services as an independent contractor and is compensated for such services.

         "Employee" shall mean any employee of the Company or of any Affiliate.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" shall mean the fair market value of the property or other item being valued, as determined by the Committee acting in good faith.

         "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

         "Non-Employee Director" (i) shall have the meaning set forth in Rule 16b- 3(b)(3)(i) for purposes of the definition of "Committee" set forth in the


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Plan, and (ii) shall mean a director who is not an Employee of the Company for all other purposes, including, but not limited to, Section 6(a)(iv).

         "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option. "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

         "Other Stock-Based Award" shall mean any right granted under Section 6(f) of the Plan.

         "Participant" shall mean any Employee, Non-Employee Director or Consultant selected by the Committee to receive an Award under the Plan.

         "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity. "Restricted Period" shall mean the period of time selected by the Committee (as may be amended by the Committee from time to time) during which a grant of Restricted Stock may be forfeited to the Company.

         "Restricted Stock" shall mean any Share granted under Section 6(c) of the Plan.

         "Rule 16b-3" shall mean Rule 16b-3 as promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

         "SEC" shall mean the Securities and Exchange Commission, or any successor thereto and shall include the staff thereof.

         "Shares" shall mean the common shares of the Company, $.01 par value, or, following an adjustment under Section 4(c) of the Plan, such other securities or property as may become subject to Awards in substitution for such common shares pursuant to such adjustment.

         "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.

         Section 3. Administration.

         (a) Authority of Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to eligible Participants; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award;
(v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or cancelled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;
(viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or


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desirable for the administration of the Plan.

         (b) Determinations Under the Plan. Unless otherwise expressly provided in the Plan all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder and any Employee.

         Section 4. Shares Available for Awards.

         (a) Shares Available. Subject to adjustment as provided in Section 4(c), the number of Shares with respect to which Awards may be granted under the Plan shall be 4,750,000. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or if an Award otherwise terminates or is cancelled without the delivery of Shares or of other consideration, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such forfeiture, termination or cancellation, shall again be, or shall become, to the extent permissible under Rule 16b-3, Shares with respect to which Awards may be granted. No Award, which when aggregated with prior Awards might result in the issuance of more than 2,500,000 Shares under the Plan, may be exercisable or payable until the Company's stockholders approve an increase in the aggregate share limit to 3,500,000.

         (b) Annual Limit on Awards to an Individual. Subject to adjustment as provided in Section 4(c), the number of Shares subject to Awards that are granted to any one individual in a single calendar year may not exceed 250,000.

         (c) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number of Shares or the kind of equity securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, both in the aggregate and in one calendar year to an individual, (ii) the number of Shares or the kind of equity securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to fail to comply with Section 422 of the Code, as from time to time amended and provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

         (d) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

         Section 5. Eligibility. Employees, Non-Employee Directors and Consultants of the Company or any Affiliate shall be eligible to be designated as Participants.


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         Section 6. Awards.

         (a) Options.

         (i) Grant. Subject to the provisions of the Plan, the Committee shall have authority to determine the Employees to whom options shall be granted, the number of Shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to, and comply with, the requirements of Section 422 of the Code, as from time to time amended.

         (ii) Exercise Price. The Committee shall establish the exercise price at the time each Option is granted, which price, except in the case of Options that are Alternative Awards and subject to Section 6(e)(viii), shall not be less than 100% of the per share Fair Market Value of the Shares on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company and an Incentive Stock Option is granted to such employee, the option price shall be no less than 110% of the Fair Market Value of the Shares on the date of grant.

         (iii) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Award Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of Federal or state securities laws, as it may deem necessary or advisable.

         (iv) Non-Employee Directors. Each Non-Employee Director who (i) is serving on the Board of Directors on the date this Plan is approved by an action in writing by the shareholders of the Company or at an annual or special meeting of the shareholders, or (ii) on or after the date the Plan shall be effective in accordance with Section 9, is initially elected to the Board of Directors of the Company by the Board to fill any vacancy in accordance with the Company's Bylaws or at any annual or special meeting of the shareholders of the Company, shall as of the date of such meeting or written action automatically be granted an Option to purchase 10,000 Shares at an option price per share equal to 100% of the Fair Market Value of the Shares on the date of grant. Each Non-Employee Director who is re-elected to the Board of Directors at any annual or special meeting of the shareholders of the Company and who has previously received an Option to purchase 10,000 Shares as described above, shall as of the date of such meeting automatically be granted an Option to purchase 5,000 Shares at an option price per share equal to 100% of the Fair Market Value of the Shares on the date of grant on his or her next three reappointments or re-elections. Notwithstanding the above, a Non- Employee Director may elect to not accept such Options. All such Options shall be designated as Non-Qualified Options and shall be subject to same terms and provisions as are then in effect with respect to the granting of Non-Qualified Options to officers and key employees of the Company, except that (i) the term of each such Option shall be the lesser of ten (10) years after the date of grant or, if a Non-Employee Director is removed for cause, one
(1) year after the termination of services as a director, (ii) the Option shall become exercisable in full after a period of six (6) months after the date of grant, and (iii) no Stock Appreciation Rights may be granted to any Non-Employee Director under this paragraph or in any other manner under this Plan. Subject to the foregoing, all provisions of this Plan not inconsistent with the foregoing shall apply to Options granted to Non-Employee Directors. The maximum aggregate number of Shares as to which Options may be granted to any


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Non-Employee Director under this Plan shall be 25,000 Shares.

         (v) Consultants. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Consultants to whom options shall be granted, the number of Shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to only grant Non-Qualified Stock Options to Consultants. The exercise price of the Option granted shall not be less than 100% of the per share Fair Market Value of the Shares on the date of grant. Each Option shall be exercisable at such times and subject to such conditions as the Committee shall specify in the applicable Award Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

         (b) Stock Appreciation Rights.

         (i) Grant. Subject to the provisions of the Plan, the Committee shall have authority to determine the Employees to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. A Stock Appreciation Right may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. A Stock Appreciation Right granted in tandem with or in addition to another Award may be granted either at the same time as such other Award or at a later time. A Stock Appreciation Right shall not be exercisable earlier than six months after grant, unless otherwise determined by the Committee, and, except for a Stock Appreciation Right which is an Alternative Award and subject to Section 6(e)(viii), shall have a per share grant price of not less than 100% of the per share Fair Market Value of the Shares on the date of grant.


         (ii) Exercise and Payment. A Stock Appreciation Right shall entitle the Participant to receive with respect to each Share covered by such Stock Appreciation Right an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the per share grant price thereof, provided that the Committee may, for administrative convenience, determine that the exercise of any Stock Appreciation Right, which is not related to an Incentive Stock Option and which can only be exercised for cash during limited periods of time in order to satisfy the conditions of certain rules of the SEC, shall be deemed to occur for all purposes hereunder on the day during such limited period on which the Fair Market Value of the Shares is the highest. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted prior to such determination as well as Stock Appreciation Rights thereafter granted.

         (iii) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted or exercised prior to such determination as well as Stock Appreciation Rights granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

         (c) Restricted Stock.

         (i) Grant. Subject to the provisions of the Plan, the Committee shall have


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authority to determine the Employees to whom Restricted Stock shall be granted and the number of Shares of Restricted Stock to be granted to each such Participant, the duration of the Restricted Period during which, and the conditions under which, the Restricted Stock may be forfeited to the Company, and the other terms and conditions of such Awards. Unless otherwise determined by the Committee, Restricted Stock Awards shall provide for the payment of dividends. Dividends paid on Restricted Stock may be paid directly to the Participant and may be subject to risk of forfeiture and/or transfer restrictions during any period established by the Committee, or may be reinvested in additional Shares of Restricted Stock all as determined by the Committee in its discretion.

         (ii) Transfer Restrictions. During the Restricted Period, Restricted Stock will be subject to the limitations on transfer as provided in Section 8(g)(iii).

         (d) Other Stock-Based Awards. The Committee shall have authority to determine the Employees who shall receive an "Other Stock-Based Award", which shall consist of a right (i) which is other than an Award or right described in
Section 6(a), (b), or (c) above and (ii) which is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), deemed by the Committee to be consistent with the purposes of the Plan; provided, that any such right must comply, to the extent deemed desirable by the Committee, with Rule 16b-3. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such other Stock-Based Award. Except in the case of an Other Stock-Based Award that is a Substitute Award or an Alternative Award and subject to Section 6(e)(viii), the price at which securities may be purchased pursuant to any Other Stock-Based Award granted under this Plan, or the provision, if any, of any such Award that is analogous to the purchase or exercise price, shall not be less than 100% of the Fair Market Value of the security to which such Award relates on the date of the grant.

         (e) General.

         (i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. Awards granted in addition to, or in tandem with, other Awards may be granted either at the same time as, or at a different time from, the grant of such other Awards.

         (ii) Forms of Payment by Company Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.

         (iii) Limits on Transfer of Awards. Awards (other than Incentive Stock Options) shall be transferable to the extent provided in any Award Agreement. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant; provided, however, that the Participant may designate a beneficiary of the Participant's Incentive Stock Option in the event of the Participant's death on a beneficiary designation form provided by the Company.

         (iv) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of


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any Incentive Stock Option exceed a period of ten years from the date of its grant.

         (v) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award, or the exercise thereof, shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee may require that, during the Restricted Period, a certificate for Shares of Restricted Stock registered in the name of a Participant shall be deposited by such Participant, together with a stock power endorsed in blank, with the Company.

         (vi) Consideration for Grants. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

         (vii) Delivery of Shares or Other Securities and Payment by Participant of Consideration. No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement is, or is arranged to be, received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered, or arranged to be tendered, to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Company.


         (viii) Prohibition on Repricing. Notwithstanding any other provision of this Plan, in no event may the exercise price under any stock option be reduced, other than pursuant to an adjustment contemplated in Section 4(c), after it is granted, either directly or by cancellation of an outstanding option in return for a newly granted option or other Award (including an Alternative or Substituted Award) that has the effect of lowering the exercise price of the option.

         Section 7. Amendment and Termination. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

         (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan at any time without the consent of any shareholder, Participant, other holder or beneficiary of an Award, or other Person; provided that notwithstanding any other provision of the Plan or any Award Agreement, no such amendment, alteration, suspension, discontinuation, or termination shall be made without shareholder approval if such approval is necessary to comply with, or to obtain exemptive relief under, any tax or regulatory requirement that the Board deems desirable to comply with, or obtain exemptive relief under, including for these purposes any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such a manner as may be necessary so as to have the Plan conform with local rules and regulations in any jurisdiction outside the United States.

         (b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or accelerate or alter, any Award theretofore


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granted, prospectively or retroactively, without the consent of any relevant
Participant or holder or beneficiary of an Award, provided that such action does not (i) materially impair the rights of any Participant or holder or beneficiary of an Award without such person's consent, or (ii) result in a decrease in the Fair Market Value of an Award without such Participant's or holder's or beneficiary's consent.


         (c) Adjustments of Awards Upon Certain Acquisitions. In the event the Company or any Affiliate shall assume outstanding employee awards or the right or obligation to make future employee awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or an equitable relationship between the assumed awards and the Awards as so adjusted.

         (d) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

         (e) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award or Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

         (f) Cancellation. Any provision of this Plan or any Award Agreement other than Section 6(e)(viii) hereof to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be cancelled in consideration of a cash payment or alternative Award (equal to the Fair Market Value of the Award to be cancelled) made to the holder of such cancelled Award.

         Section 8. General Provisions.

         (a) No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

         (b) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by, Employees who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor section thereto, or who are otherwise not subject to such Section.

         (c) Withholding. A participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment 30 [GRAPHIC OMITTED] due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or


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transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. In the case of payments of Awards in the form of Shares, at the Committee's discretion the Participant may be required to pay to the Employer the amount of any taxes required to be withheld with respect to such Shares or, in lieu thereof, the Employer shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of Shares whose Fair Market Value equals the amount required to be withheld. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise or payments of any Award. In the discretion of the Committee, the Company may offer loans to Participants to satisfy withholding requirements on such terms as the Committee may determine, which terms may in the discretion of the Committee be non-interest bearing.

         (d) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including but not limited to the effect on such Award of the death, retirement or other termination of employment of a Participant and the effect, if any, of a change in control of the Company.

         (e) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may (but need not) provide for the grant of options, restricted stock and other types of security-based awards provided for hereunder (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

         (f) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, except to the extent expressly provided otherwise in the Plan or in any Award Agreement.

         (g) No Rights as Stockholder. Subject to the provisions of the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if, and to what extent, the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

         (h) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Colorado and applicable Federal law.

         (i) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

         (j) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under
Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of


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such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee has determined that any such offer, if made, would be in compliance with all applicable requirements of Federal securities laws.

         (k) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

         (l) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

         (m) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

         Section 9. Effective Date of the Plan. The Plan shall be effective as of the date of its approval by the shareholders of the Company.

         Section 10. Term of the Plan. No Award shall be granted under the Plan after September 16, 2004. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, extend beyond such date.


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